EXHIBIT 10.1

“MAX STEEL”

REVENUE PARTICIPATION AGREEMENT

This Revenue Participation Agreement (this “Agreement”), dated effective as of August 23, 2019 (the “Effective Date”), is entered into by and between Dolphin Max Steel Holdings LLC, a Florida limited liability company (“Dolphin”), on the one hand, and ORF MS, LLC, a Delaware limited liability company (“ORFMS”), on the other hand, with respect to that certain feature-length motion picture known as “Max Steel” (the “Picture”).  Dolphin and ORFMS are each referred to herein individually as a “Party” and collectively as the “Parties”.

Whereas, Dolphin and Comerica Bank, a Texas banking association (“Comerica”) entered into that certain Loan and Security Agreement (with that agreement, as modified, amended and supplemented from time to time, being hereafter referred to as the “Comerica Loan Agreement”), dated as of August 12, 2016;

Whereas, Dolphin and Open Road Films, LLC, a California limited liability company (the “Domestic Distributor”) entered into that certain Distribution Rights Acquisition Agreement, dated as of August 12, 2016 (the “Domestic Distribution Agreement”);

Whereas, ORFMS was previously assigned all rights and obligations of Comerica under and pursuant to the Comerica Loan Agreement and all related loan and security documents;

Whereas, OR Acquisition Co, LLC was previously assigned the Domestic Distribution Agreement, and OR Acquisition Co, LLC is now the Domestic Distributor under the Domestic Distribution Agreement;

Whereas, as of the Effective Date, the outstanding balance of the Obligations (as defined in the Comerica Loan Agreement), including all accrued and unpaid interest, was Seven Hundred, Twelve Thousand, Nine Hundred Fifty Three Dollars and twenty-nine cents ($712,953.29) (the “Outstanding Loan Amount”); and

Whereas, in consideration for (i) the Outstanding Loan Amount being deemed fully repaid and discharged and (ii) the Comerica Loan Agreement being terminated, Dolphin now desires to grant ORFMS an ongoing revenue participation in the Picture pursuant to the terms and conditions contained herein.

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

CONTINGENT COMPENSATION; COMERICA LOAN AGREEMENT TERMINATION.

(a)

Revenue Participation.  From and after the Effective Date, Dolphin shall direct the Domestic Distributor (or its successor in interest) to pay one hundred percent (100%) of all payments owed to Dolphin pursuant to the Domestic Distribution Agreement to ORFMS directly until such time as ORFMS has received Nine Hundred Thousand Dollars ($900,000) (the “Revenue Participation”).  If, notwithstanding Dolphin’s direction to pay all Revenue Participation amounts directly to ORFMS, Revenue Participation amounts are paid to Dolphin, any of its affiliates or any other third party, then Dolphin shall and shall direct such affiliate or such other third party to (i) segregate and hold in trust all of such receipts that it receives; and (ii) remit such receipts in the form received directly to ORFMS not later than five (5) business days following the day of its receipt thereof.  For the avoidance of doubt, any rights to the return of any prints and advertising monies on deposit in an account maintained by or for the benefit of a debtor in the Bankruptcy Cases (as defined below) shall be the property of OR Acquisition Co, LLC and shall not be deemed to constitute part of Revenue Participation.

(b)

Comerica Loan Agreement Termination.  The Parties hereby agree that the grant of the Revenue Participation pursuant to Paragraph 1(a) above shall constitute payment and satisfaction in full of all amounts owing to ORFMS by Dolphin pursuant to the Comerica Loan Agreement, including, without limitation, the Outstanding Loan Amount.  In furtherance of the foregoing, the Parties hereby agree that the Comerica Loan Agreement is hereby terminated and shall have no further force or effect (other than any indemnification provision therein that by its terms survives the repayment of the Outstanding Loan Amount and/or termination of the Comerica Loan Agreement) and shall execute a termination letter substantially in the form attached hereto as Exhibit A evidencing the same.  The Parties further hereby: (i) acknowledge that they have no outstanding (whether actual, contingent, deferred or otherwise) claims, costs, damages, interest, expenses or rights against each other whatsoever under the Comerica Loan Agreement; (ii) agree and covenant not to bring any claim or action or exercise such other right, arising out of the Comerica Loan Agreement or the termination thereof, against each other in the future (other than the exercise of any indemnification right thereunder that by its terms survives termination of the Comerica Loan Agreement); and (iii) agree that the Lender Repayment Date (as defined in the Comerica Loan Agreement) shall be deemed to be the Effective Date for all purposes of the Comerica Loan Agreement, including, without limitation, Section 10.1 thereof.

(c)

General.  Dolphin makes no representation or warranty that the Picture will generate any Revenue Participation.  Nothing contained herein shall be construed to obligate Dolphin to take any action to maximize revenues or the Revenue Participation or to give ORFMS any right, title or interest of any kind in or to the revenues, gross receipts or net proceeds derived from the Picture other than as specifically set forth herein.  Nothing contained in this Agreement shall be construed as creating a fiduciary relationship between Dolphin and ORFMS.

2.

WITHDRAWAL OF DOLPHIN’S CLAIMS.  On the Effective Date, Dolphin shall withdraw with prejudice each proof of claim and request for payment of administrative expense that it filed in the bankruptcy cases pending in the U.S. Bankruptcy Court for the District of Delaware styled In re Open Road Films, LLC, et al., Case No. 18-12012 (Bankr. D. Del.) (the “Bankruptcy Cases”), including, without limitation, the claims, copies of which are attached hereto. On the Effective Date, Dolphin shall have no claim, nor seek to assert a claim, against the debtors in the Bankruptcy Cases for an administrative expense or any cure claim on account of Open Road Films, LLC’s assumption and assignment of the Domestic Distribution Agreement to OR Acquisition Co, LLC.  Dolphin hereby agrees that the court-appointed claims agent may rely on this Agreement as a withdrawal of the proofs of claim filed by Dolphin, and Dolphin further agrees that ORFMS may provide a copy of this Agreement to the court-appointed claims agent for purposes of withdrawal of the proofs of claim filed by Dolphin.  For the avoidance of doubt, Dolphin hereby waives as to OR Acquisition Co, LLC any cure claim it may have had on account of Open Road Films, LLC’s assumption and assignment of the Domestic Distribution Agreement to OR Acquisition Co, LLC, and waives as to ORFMS any claim it may have against ORFMS under the Comerica Loan Agreement.

3.

GOVERNING LAW; DISPUTE RESOLUTION.  All controversies, claims or disputes between the Parties to this Agreement arising out of or related to this Agreement, the Comerica Loan Agreement, or the interpretation, performance or breach thereof, including, but not limited to, alleged violations of state or federal statutory or common law rights or duties, and the determination of the scope or applicability of this Agreement to arbitrate (“Dispute”), except as set forth in Paragraphs 3 (c) and (d) below, shall be resolved according to the procedures set forth in Paragraph 3(a) which shall constitute the sole dispute resolution mechanism hereunder:

(a)

Arbitration.  Any Dispute arising out of or relating to this Agreement or the Comerica Loan Agreement shall be subject to binding arbitration before a single neutral arbitrator with experience in entertainment law pursuant to the then effective commercial arbitration rules of the JAMS.  The arbitrator shall not have the authority to award equitable or injunctive relief and shall not be authorized to award punitive damages.  The award issued by any such arbitrator may be entered and confirmed as a judgment in any court of competent jurisdiction.

(b)

Other Matters.  Any Dispute or part thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable law may be heard only in a court of competent jurisdiction in Los Angeles County.

(c)

Governing Law; Jurisdiction and Venue.  This Agreement shall be governed and construed in accordance with the laws of the [State of California] applicable to contracts entered into and fully performed therein.  The Parties hereby submit to the exclusive jurisdiction and venue of the local, state and federal courts located in [Los Angeles County].

4.

MISCELLANEOUS.

(a)

Further Acts.  All Parties agree to execute any other documents, agreements, instruments or certificates and take any other action reasonably necessary in order to implement the terms and intent of this Agreement.

(b)

Entire Agreement.  This Agreement and the Exhibits hereto sets forth the complete understanding between the Parties hereto with respect to the subject matter hereof, and all prior agreements have been merged herein, whether written or oral, and may not be modified except by a written instrument signed by all Parties hereto.  Each of Dolphin and ORFMS acknowledges that no representation or promise not expressly contained in this Agreement has been made by the other party or any of its agents, employees or representatives.

(c)

Severability.  If there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation the latter shall prevail; provided, that the provision hereof so affected shall be limited only to the extent necessary and no other provision shall be affected.

(d)

Relationship of Parties; Counterparts.  This Agreement is not a partnership between or joint venture of the Parties hereto and neither Party is the agent of the other.  This Agreement is not for the benefit of any third party, not otherwise referred to herein.  This Agreement may be signed in counterpart, each of which shall be deemed an original, but all of which together shall constitute the Agreement.

 (Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first set forth above.

ORF MS, LLC	Dolphin Max Steel Holdings LLC

By: /s/Josh Green	By: /s/William O’Dowd
Name: Josh Green	Name: William O’Dowd
Its: Authorized Signatory	Its: Authorized Signatory

[Signature Page to Revenue Participation Agreement]

Exhibit A

Termination Letter

[See attached.]

August 23, 2019

Dolphin Max Steel Holdings LLC

2151 Le Jeune Road, Suite 150

Coral Gables, Florida 33134

Attention: Bill O’Dowd

Re: Termination Letter

Dear Mr. O’Dowd:

Reference is made to that certain Loan and Security Agreement (with that agreement, as modified, amended and supplemented from time to time, being hereafter referred to as the “Comerica Loan Agreement”), dated as of August 12, 2016, by and between Dolphin Max Steel Holdings LLC, a Florida limited liability company (“Dolphin”) and ORF MS, LLC, a Delaware limited liability company (as successor in interest to Comerica Bank, a Texas banking association) (“ORFMS”).  Dolphin and ORFMS are each referred to herein individually as a “Party” and collectively as the “Parties”.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Comerica Loan Agreement.

On August 23, 2019 (the “Payoff Date”), Dolphin and ORFMS  entered into that certain Revenue Participation Agreement (the “RPA”), pursuant to which (i) Dolphin was deemed to have paid and satisfied in full all amounts owing to ORFMS  by Dolphin pursuant to the Comerica Loan Agreement, including, without limitation, the outstanding balance of the Obligations as of the Payoff Date; and (ii) the Parties agreed to terminate the Comerica Loan Agreement with no further force or effect.  In furtherance of the foregoing, the Parties agreed to enter into this termination letter to evidence the same.

The Parties hereby acknowledge, in each case, as of the Payoff Date:

(a)

all Obligations and outstanding indebtedness due and owing under the Comerica Loan Agreement (including interest, principal and fees) have been deemed automatically fully paid and discharged, all without any further action being required to effectuate the foregoing;

(b)

the Comerica Loan Agreement has been automatically terminated and has no further force and effect;

(c)

all existing liens, security interests and mortgages granted by Dolphin under or in connection with the Comerica Loan Agreement have been automatically released, satisfied, discharged and terminated and are of no further force and effect; and

Exhibit A to Revenue Participation Agreement

(d)

ORFMS has assigned, delivered and released unto, and caused to re-vest in, Dolphin any and all rights and interests that it had or may have in any property of Dolphin under the Comerica Loan Agreement.

ORFMS hereby agrees that Dolphin and/or its designees are authorized to file such Uniform Commercial Code termination statements, and any mortgage discharges, satisfactions, releases or terminations, and such other termination statements, discharge of security interests or other similar discharge documents in recordable form as is necessary or appropriate to release, of record, all other notices of liens previously filed by ORFMS in connection with the Comerica Loan Agreement.  ORFMS further agrees to (A) execute and deliver to Dolphin, or its counsels or other designees, such additional documents to effectuate the foregoing, (B) provide additional information to effectuate the foregoing, and (C) deliver to Dolphin or its designee any stock certificates, transfer instruments, promissory notes or other Collateral in ORFMS’ possession belonging to Dolphin, in each case as Dolphin may reasonably request from time to time and in each case at Dolphin’s sole expense.

Each Party hereto agrees, upon the reasonable request of any other Party hereto, at any time and from time to time, promptly to execute and deliver all such further documents and to promptly take all such action as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this termination letter.

Notwithstanding the foregoing, all provisions in the Comerica Loan Agreement that are expressly stated to survive termination, shall survive the termination thereof.

This termination letter shall be governed by the laws of the State of [California].  This termination letter may be executed in any number of separate counterparts by facsimile or email transmission, each of which shall, collectively and separately, constitute one agreement.  The undersigned Parties have signed below to indicate their consent to be bound by the terms and conditions of this termination letter.

[signature page follows]

Very truly yours,

ORF MS, LLC, as Lender

By: /s/Josh Green
Name: Josh Green
Title: Authorized Signatory

[Signature Page to Termination Letter]

ACKNOWLEDGED AND AGREED:

DOLPHIN MAX STEEL HOLDINGS LLC, as Borrower

By:

/s/William O’Dowd

Name:

William O’Dowd

Title:

Authorized Signatory

[Signature Page to Termination Letter]